Exhibit 99.1
The Talbots, Inc.
FOR IMMEDIATE RELEASE

CONTACT:	Julie Lorigan
Senior Vice President, Investor and Media Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin— Investor/Media Relations
Berns Communications Group
(212) 994-4660
TALBOTS COMPLETES THE CONVERSION OF $150 MILLION OF ITS UNCOMMITTED
WORKING CAPITAL LINES TO COMMITTED LINES
     HINGHAM, Mass., January 5, 2009 — The Talbots, Inc. (NYSE: TLB) today announced that it has entered into revolving credit agreements with Mizuho Corporate Bank, Ltd; Sumitomo Mitsui Banking Corporation; and The Norinchukin Bank to convert each of their existing uncommitted working capital lines of $75 million, $50 million, and $25 million, respectively, to committed lines, effectively immediately.
     Including Talbots existing $50 million committed facility with Aeon (U.S.A), Inc., a wholly owned subsidiary of Aeon Co., Ltd., and the majority shareholder of The Talbots, Inc., the Company has now secured $200 million of its $215 million total working capital borrowing capacity as committed facilities. Talbots is also currently in discussions with a fourth lending bank to convert the remaining $15 million uncommitted facility to a committed facility.
     Additional information related to this financing is included in the Company’s Form 8-K, which will be filed today.
     The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates stores in 877 locations in 47 states, the District of Columbia, and Canada, with 594 locations under the Talbots brand name and 283 locations under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.
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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “guidance,” or similar statements or variations of such terms. All of the information concerning our financial outlook (including future profitability, future comparable stores sales, future earnings and other future financial performance or operating measures), future credit facilities, future merchandise purchases, future cash needs, and other future financial performance or financial position constitutes forward-looking information.
Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company, are not guarantees of future results or performance and involve substantial risks and uncertainty, including assumptions and projections concerning our internal plan including our budget for regular-price and markdown selling and operating cash flow for forward periods. All of our forward-looking statements are as of the date of this release only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially from our forward-looking statements. The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.
Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.
Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the following risks: the Company’s decision concerning and the risks and uncertainties associated with the decision to pursue a sale or disposition of the J. Jill brand business including the timing, consideration which may be received or other terms of any such sale or distribution; the impact of the continued significant deterioration in the U.S. economic environment, including continued negative impact on consumer discretionary spending, the disruption and significant tightening in the U.S. credit and lending markets, recessionary pressures, increasing unemployment and fluctuations in energy prices and in the value of the U.S. dollar; significant impact of global financial crisis in the retail/consumer industry including bankruptcies and governmental actions; the success and customer acceptance of our new merchandise offerings including our winter and other seasonal fashions and merchandise offerings; our ability to accurately estimate and forecast future regular-price and markdown selling and operating cash flow; achieving the Company’s sales plan for the balance of the year, achieving the Company’s operating cash flow plan for the year; successfully executing the Company’s strategic initiatives, including supply chain initiatives, anticipated lower inventory levels, expected operating expense and other cost reductions, the success of the new promotional cadence for the Talbots brand, reduced markdown exposure and improved gross margins, the successful closing of underperforming stores; continued ability to purchase merchandise on open account purchase terms at expected levels; obtaining letter of credit facilities for merchandise purchases from vendors who require such facilities; the Company’s credit facilities and its ability to have access on satisfactory terms to adequate credit and sources of liquidity necessary to fund its operations and to obtain any necessary increases in its credit facilities as may be needed from time to time; the ability to convert the remaining uncommitted working capital facility to a committed facility; the Company’s ability to reduce spending as needed; and the Company’s ability to continue to satisfy its financial covenants under its existing debt agreements. In each case, actual results may differ materially from such forward-looking information.
Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under “Investor Relations” and you are urged to carefully consider all such factors.
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